August 14, 2001
Board of Directors
Lexon Inc.
8908 S. Yale Ave., Suite 409
Tulsa, OK 74137

Re: Registration Statement on Form SB-2 Lexon, Inc.

Ladies and Gentlemen:
         I am counsel for Lexon, Inc., an Oklahoma corporation (the "Company"), in connection with the preparation of the Registration Statement on Form SB-2 (the "Registration Statement") as to which this opinion is a part, filed with the Securities and Exchange Commission (the "Commission") on August 13th , 2001 for the sale of 3,800,000 shares and 3,800,000 warrants and the resale of up to 4,686,000 shares and warrants of common stock, $.001 par value, of the Company by selling shareholders (collectively the "Shares").

         In connection with rendering my opinion as set forth below, I have reviewed and examined originals or copies of such corporate records and other documents including all of the underlying contracts and offerings (collectively referred to as "Transaction Documents") and have satisfied myself as to such other matters as I have deemed necessary to enable me to express my opinion hereinafter set forth.

         I have also examined, relied upon, and assumed the accuracy, where appropriate, of the representations and warranties of the Company and the other parties thereto contained in the as



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to the matters of fact  therein  represented.  As to certain  questions  of fact
material   to  the   opinions   contained   herein,   I  have  relied  upon  the
representations of each party made in the Transaction Documents and certificates or statements of public officials and officers and agents of the Company, and I have assumed that any certificates or statements of public officials dated earlier date hereof are accurate on the date hereof as of made on such date.

         In my examination of Transaction Documents described above, I have assumed the genuine of all signatures of parties other than the Company, the authenticity of all documents submitted to me as copies.

         With respect to my opinion that the Common Stock, when issued, upon exercise of the Warrants and fulfillment of the terms of the Transaction Documents, respectively, will be validly issued, I have assumed that (i) such Common Stock will be evidenced by appropriate certificates, duly executed and delivered and (ii) the Company will maintain a sufficient number of authorized and unissued shares of Common Stock, at all times while there are outstanding Warrants to permit the exercise of said Warrants in accordance with their terms.

         Based upon and subject to the foregoing and the qualifications, limitations and assumptions set forth herein, it is my opinion that, as of the date hereof:

         The issued Shares covered by the Registration Statement and registered on behalf of the Company, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable. The Shares to be issued upon the conversion of certain warrants, as covered by the Registration Statement and registered on behalf of the Company, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.



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                  This opinion is rendered only with regard to the matters set out in the paragraph above. No other opinions are intended nor should they be inferred.

                  I am a member of the Bar of the State of Oklahoma. This opinion is based solely upon the foregoing state laws and the Laws of the United States as currently in effect.

         I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Ronald Kaufman
                                                     ------------------
                                                     Ronald C. Kaufman